UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed in the Notification of Late Filing on Form 12b-25 of SunPower Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023, the Company determined that it was unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2023 (the “Form 10-Q”) by the prescribed due date as a result of the restatement of certain of the Company’s financial statements (the “Restatement”). The Restatement is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2023.

On November 22, 2023, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq.

The Notice indicated that the Company must submit a plan to regain compliance with the Listing Rule within 60 calendar days and, following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-Q due date, or until May 20, 2024, for the Company to regain compliance.

While the Company can provide no assurances as to timing, the Company is working diligently to complete the Restatement and plans to file the Form 10-Q as soon as practicable to regain compliance with the Listing Rule.

On November 27, 2023, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.
The Company and Bank of America, N.A., the administrative agent and collateral agent for the lenders (the “Agent”) under the Credit Agreement dated as of September 12, 2022 (as amended by the First Amendment, dated as of January 26, 2023, the “Credit Agreement”), among the Company, the subsidiaries party thereto, the Agent and the lenders party thereto are currently negotiating the terms and conditions of a consent and waiver, which is intended to address, including without limitation, the effects of the Restatement and failure to timely deliver the Form 10-Q to the lenders under the Credit Agreement.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding the Company’s ability to complete the filing of the Form 10-Q within the anticipated time period; the Company’s ability to regain compliance with Nasdaq listing standards; the time and effort required to complete the Restatement of the Company’s financial statements; and the Company’s ability to obtain waivers and consents under the Credit Agreement, and the timing and outcome thereof. Factors that could cause or contribute to such differences include, but are not limited to, those related to the Company’s ability to complete the filing of the Form 10-Q within the anticipated time period; the Company’s ability to regain compliance with Nasdaq listing standards; the time and effort required to complete the Restatement of the Company’s financial statements; any subsequent discovery of additional adjustments to the Company’s previously issued financial statements; our ability to obtain waivers and consents under our Credit Agreement, and the timing and outcome thereof; our ability to comply with debt covenants or cure any defaults; our ability to repay our obligations as they come due; our ability to remediate the material weakness related the internal control over financial reporting; and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and the Company’s other filings with the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

November 27, 2023	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer